Exhibit 32

ACCREDITED MEMBERS HOLDING CORPORATION

Certification pursuant to 18 U.S.C. §1350 of the
Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Accredited Members Holding Corporation (the “Company”) for the quarter ended June 30, 2010, Mark Labertew, who serves as the Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

1.           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 20, 2010	/s/ Mark Labertew
Mark Labertew, Chief Executive Officer and Chief Financial Officer